Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Kiniksa Pharmaceuticals, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Shares, par value $$0.000273235 per share(1)	457(c)	28,682,554	$9.61	$275,639,343.94	0.0000927	$25,551.77
	Total Offering Amounts					$275,639,343.94
	Total Fees Previously Paid					—
	Total Fee Offsets					$25,551.77
	Net Fee Due					—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based upon the average of the high and low prices of the Class A common shares as reported on the Nasdaq Global Select Market on April 29, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(1)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed(1)	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(1)
	Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
	Rule 457(p)
Fee Offset Claims	Kiniksa Pharmaceuticals Ltd.	S-3	333-231910	June 3, 2019		$25,551.77	Equity	Class A Common Shares, par value $0.000273235 per share	28,682,554	$ 275,639,343.94
Fees Offset Sources	Kiniksa Pharmaceuticals Ltd.	S-3	333-231910		June 3, 2019						$ 53,118.37

(1)	On June 3, 2019, the Registrant filed a Registration Statement on Form S-3 (File No. 333-231910), which became effective on June 10, 2019 (the “2019 Registration Statement”). Under the 2019 Registration Statement, the Registrant registered the resale of 28,882,977 Class A Common Shares by certain selling securityholders, of which 28,682,554 Class A common shares remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) promulgated under the Securities Act of 1933, as amended, the registration fee of $25,551.77 due for the Class A Common Shares registered under this registration statement is offset entirely by the registration fee previously paid by the registrant under the 2019 Registration Statement for the Unsold Securities. The offering that included the Unsold Securities under the 2019 Registration Statement has been terminated.